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                                                         Item 7 Exhibit (c) 23


                             CONSENT OF INDEPENDENT
                             CHARTERED ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation in this Form 8-K of our audit report dated March 29, 1996 on Levy Transport Inc. financial statements as of February 29, 1996. It should be noted that we have not audited any financial statements of the Company subsequent to February 29, 1996 or performed any audit procedures subsequent to the date of our report.



SAMSON BELAIR

DELOITTE & TOUCHE, G.P.

Chartered Accountants


June 18, 1996

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